                         STATE BOND EQUITY FUNDS, INC.



SBM Financial Services, Inc.
8400 Normandale Lake Boulevard
Suite 1150
Minneapolis, Minnesota  55437

Dear Sirs:

     This is to confirm that, in consideration of the agreements on your part herein contained, we have agreed that you shall be, for the period of this agreement, the exclusive distributor for the unsold portion of such number of shares of our capital stock as may from time to time be effectively registered under the Securities Act of 1933, as amended (hereinafter referred to as the "Act"): provided, however, that nothing contained herein shall prevent us from selling, at asset value, if we so elect, shares of our Capital Stock directly to permit, e.g., acquisition of other companies.

     1. We agree to sell and deliver from time to time, upon the terms hereinafter set forth, such of the remaining unsold balance of our fully-paid and nonassessable shares of capital stock as are then effectively registered under the Act as you shall order from us, but only to the extent that you shall have received purchase orders therefor. All orders from you hereunder shall be subject to confirmation by us. We shall have the right at our election to deliver hereunder either shares issued upon original issue or treasury shares.

     2. You may sell as principal and distribute any shares so purchased by you, through dealers or otherwise, in such manner and on such terms not inconsistent with the provisions hereof, or of our prospectus under the Act, as you may determine from time to time, and you agree to use your best efforts to effect such sale and distribution. You shall not make (a) any short sale of our shares and you shall not make, unless otherwise notified by us in writing, (b) any sale of such shares to any officer, director, or employee of the Fund, any person or organization furnishing managerial, supervisory or distributing services to the Fund or any officer, director, partner, stockholder, employee or trustee of any such person or organization furnishing managerial, supervisory or distributing services to the Fund, unless you are advised in writing that the purchase is for investment purpose and that the purchaser will advise the Fund of any sale of shares so purchased. You shall promptly advise us of all such sales of shares known to you. You shall in addition, insofar as they concern you, comply with all applicable laws, rules and regulations including, without limiting the generality of the foregoing, all rules and regulations made or adopted pursuant to Section 22 of the Investment Company Act of 1940 by the Securities and Exchange Commission or any securities association registered under the Securities and Exchange Act of 1934.

     3. All shares offered for sale and sold by you, whether purchased from us or otherwise, shall be (except as may be otherwise provided in our Prospectus) offered for sale and sold by you at a price per share (hereinafter called the offering price) approximately equal to (a) the asset value per share (determined as authorized from time to time by our Board of Directors pursuant to the authority conferred upon it in our Articles of Incorporation) plus (b) a sales commission as specified in our Prospectus, which price, if not an exact multiple of one cent, shall be adjusted to the nearest full cent. We shall determine and promptly thereupon furnish to you a statement of such offering price applicable in single transactions of less than $5,000.00 as often and at such times as our Board of Directors shall be resolution determine, provided, however, that subject to the provisions hereinafter contained in this paragraph numbered 3, we shall determine and furnish such offering price at least once on each business day on which the New York Exchange is open for trading. Each such offering price shall become effective at such time, and shall remain in effect during such period, as may be stated in the statement thereof furnished to you as above provided. Every statement of the offering price furnished to you as above provided shall show the basis of its computation. We agree to accept and confirm every order
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which you may present to us for the sale to you of shares of such stock, provided that such order contemplates the sale of such shares by us to you at a price to you equal to the offering price in effect at the time of confirmation by us of such order, less the applicable sales commission. We shall also accept and confirm at the offering price in effect before a price change less the applicable sales commission, such order as are entered by your to fill orders placed with you prior to such time of price change, but only if such orders are received by us within a time deemed by us to be reasonable after the time at which the then current offering price became effective and if such orders are time-stamped or bear other evidence to show that they were filed for transmission at the point of origin prior to the time at which the then current offering price became effective. We shall not in any event sell to you more than the unsold portion of the shares of our stock then effectively registered under the Act. Anything to the contrary herein notwithstanding, however, whenever in their judgment such action is warranted by market, economic or political conditions or by abnormal circumstances of any kind, or officers may suspend the offering price currently in effect, give you notice of such suspension and thereafter may, without incurring any liability under any of the provisions of this agreement, decline to accept or confirm any orders for or make any shares of our capital stock to you under this agreement until such time as they shall deem it advisable to accept and confirm such orders and to make such sales, and during any period during which the offering price currently in effect shall be suspended or during which our officers shall decline to accept or confirm any such orders or make any such sales, we shall be under no obligation to confirm or accept any such orders or make any such sales at any price.

     4. At or prior to the time of delivery by us to you, or for your account, of any shares of our capital stock you will pay or cause to be paid to us or to our order an amount equal to the offering price of such shares at which your order has been confirmed by us, less the applicable sales commission, which sales commission shall constitute your concession for selling and distributing such shares and may be deducted by you from the offering price in making payment to us hereunder. You may in your discretion allow concessions to dealers accounting to your out of such concession.

     In addition, the Company shall pay you a monthly distribution fee equal to 1/12 of .25% of the average daily net assets of the Company. You shall use the distribution fee to compensate those who sell Company shares, including your registered representatives, and to pay certain other expenses of selling Company shares, as set forth the Fund's Plan of Distribution, as such may be amended from time to time, and any related agreements which shall comply with Rule 12b-1 under the Investment Company Act of 1940, as such rule may be periodically amended.


     5. Delivery of certificates for shares of our capital stock shall be made as promptly as practicable against payment therefor by you. The certificates for such shares shall be registered in such names and amounts as you may specify in writing to us or our agent designated for the purpose.

     6. The Company will, at its own expense, register its shares with the Securities and Exchange Commission, State and other regulatory bodies and pay the related registration filing fees therefor.

     During the period of this contract, you shall pay, cause to be paid, or indemnify the Company against each and all of the following expenses, but no others:

     (a) All expenses and costs of printing prospectuses to be distributed to prospective investors, application forms, confirmation forms, and any other forms or sales literature used or to be used in connection with the offering and sale of the Company's shares, including the costs of issuing and handling, specifically excluding stock certificates. The Company will bear the expense of preparing, setting in print, and printing and distributing prospectuses to shareholders of the Company.

     (b) Federal documentary stamp taxes payable on account of the transfer of shares of the Company, but not of original issue of shares.

     (c) All premiums required to be paid in connection with any bonds required of you, your agents, salesmen and representatives, under the securities laws of the various stated in which our securities may be registered or qualified for sale.
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     You will pay all expenses connected with your own qualification as a dealer or broker under State or Federal laws and, except as otherwise specifically provided in this agreement, all other expenses incurred by you in connection with sale of our shares as contemplated in this agreement (including the expense of qualifying us as a dealer or broker under the laws of such states as may be designated by you, if deemed necessary or advisable by us, and the net additional expense, if any, including State and local taxes, of our qualifying as a foreign corporation and doing business in any jurisdiction should that be deemed desirable for the purpose of facilitating sales of our shares).

     7. We shall furnish you from time to time, for use in connection with the sale of our shares, such information with respect to us and our shares as you may reasonably request, all of which shall be signed by one or more of our duly authorized officers; and we arrant that the statements contained in any such information, when so signed by our officers, shall be true and correct. We shall also furnish you with annual audits of our books and accounts made by independent public accountants regularly retained by us, with a monthly itemized list of the securities in our portfolio, with monthly balance sheets as soon as practicable after the end of each month, and from time to time with such additional information regarding our financial condition as you may reasonably request.

     8. If and to the extent that you at any time be authorized so to do by our Board of Directors, you may act as our agent for the sale of our shares, upon such conditions as our Board of Directors shall approve.

     9. As used in this agreement, the term "registration statement" shall mean and include the registration statement with respect to shares of our capital stock will be filed under the Act, and also any other registration statement filed by us under the Act which shall become effective in each case including any amendment thereto filed after the effective date thereof which amendment shall become effective. As used in this agreement, the term "prospectus" shall mean and include the then current prospectus filed by us as a part of any such registration statement or any such amendment thereto under the Act. We represent to you that our registration statement and prospectus under the Act have been or will be, as the case may be, carefully prepared in conformity with the requirements of the Act and the rules and regulations of the Securities and Exchange Commission thereunder. We represent and warrant to you that our registration statement and prospectus contain or will contain all statements required to be stated therein in accordance with the Act and the rules and regulations of said Commission, and that all statements of fact contained or to be contained therein are or will be true and correct at the time indicated or the effective date as the case may be; that neither our registration statement nor our prospectus, when it shall become effective or be authorized for use, will include any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein not misleading to a purchaser of our shares. We will from time to time file such amendment or amendments to our registration statement and prospectus as, in the light of future developments, shall, in the opinion of our counsel, be necessary in order to have our registration statement and prospectus at all times contain all material facts required to be stated therein necessary to make any statements therein not misleading to a purchaser of our shares, but, if we shall not file such amendment or amendments within fifteen days after receipt by us of a written request from you to do so, you may at your option, terminate this agreement immediately. We shall not file any amendment to our registration statement or prospectus without giving you reasonable notice thereof in advance; provided, however, that nothing in this agreement contained shall in any way limit our right to file at any time such amendments to our registration statement and/or prospectus, of whatever character, as we may deem advisable, such right being in all respects absolute and unconditional. We represent and warrant to you that any amendment to our registration statement or prospectus hereafter filed by us will, when it becomes effective, contain all statements required to be stated therein accordance with the Act and rules and regulations of said Commission, that all statements of fact contained therein will, when the same shall become effective, be true and correct and that no such amendment, when it becomes effective, will include an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of our shares.

     10. We agree to prepare and furnish you from time to time a copy of our offering prospectus in form as then most recently filed with the Securities and Exchange Commission. We authorize you and dealers to use such prospectus, in the form furnished to you from time to time, in connection with the sales of our shares. We agree to indemnify, defend and hold you, and any person who controls you within the meaning of Section 15 of the Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which you or any such controlling person may incur, under the Act, or under common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in our registration statement or prospectus or arising out of or based upon any alleged omissions to state a material fact required to be stated in either thereof or necessary to make the statements in either thereof not misleading; provided, however, that this indemnity agreement, to the extent that it might require indemnity of any person who is such controlling person and who is also a director of the Fund, shall not inure to the benefit of such person unless a court of competent jurisdiction shall determine, or it shall have been determined by controlling precedent, that such result would not be against public policy as expressed in the Act; and further provided; that in no event shall anything herein contained be so construed as to protect you against any liability to us or our security holders to which you would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence, in the performance of your duties, or by reason of your reckless disregard of your obligations and duties under this agreement. Our agreement to indemnify you and any such controlling person as aforesaid is expressly conditioned upon our being notified of any action brought against you or nay such controlling person, such notification to be given by letter or by telegram addressed to us at our principal office in Minneapolis, Minnesota, and sent to us by the person against whom such action is brought, within ten days after the summons or other first legal process shall have been served. The failure so to notify us of any such action shall not relieve us from any liability which we may have to the person against whom such action is brought by reason of any such alleged untrue statement or omission otherwise than on account of our indemnity agreement contained in this paragraph numbered 10. We will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but in such case, such defense shall be conducted by counsel of good standing chosen by us and approved by you. In the event we do elect to assume the defense of any such suit and retain counsel of good standing approved by you, the defendant of defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case we do not elect to assume the defense of any such suit, or in case you do not approve of counsel chosen by us, we will reimburse you or the controlling person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by you or them. Our indemnification agreement contained in this paragraph number 10 and our representations and warranties in this agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of you or any controlling person and shall survive the delivery of any shares or our capital stock hereunder. This agreement of indemnity will inure exclusively to your benefit, to the benefit of your successors and their respective estates, and to the benefit of any controlling persons and their successors. We agree promptly to notify you of the commencement of any litigation or proceedings against us in connection with the issue and sale of any of our capital stock.

     11. You agree to indemnify, defend and hold us, our several officers and directors, and any person who controls us within the meaning of Section 15 of the Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which we, our officers or directors or any such controlling person may incur under the Act or under common law or otherwise; but only to the extent that such liability or expense incurred by us, our officers or directors or such controlling person resulting from such claims or demands shall arise out of or be based upon any alleged untrue statement of a material fact contained in information furnished in writing by you to us for use in our registration statement or prospectus or shall arise out of or be based upon any alleged omission to state a material fact in connection with such information required to be stated in the registration statement or prospectus or necessary to make such information not misleading. Your agreement to indemnify us, our officers and directors, and any such controlling person as aforesaid is expressly conditioned upon your being notified of any action brought against us, our officers or directors or any such controlling person, such notification to be given by letter or telegram addressed to you at your principal office in New Ulm, Minnesota, and sent to you by the person against whom such action is brought, within ten days after the summons or other first legal process shall have been served. You shall have a right to control the defense of such action, with counsel of your own choosing, satisfactory to us, if such action is based solely upon such alleged misstatement or omission on your part, and in any other event you or such controlling person shall have the right to participate in the defense or preparation of the defense of any such action. The failure so to notify you of any such action shall not relieve you from any liability which you may have to us, our officers or directors or to such controlling person by reason of any such untrue statement or omission on you part otherwise than on account of your indemnity agreement contained in this paragraph numbered 11.


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     12.  No shares of our capital stock shall be bought or sold by either you or us under the provisions of this agreement and no orders for the purchase or sale of such stock hereunder shall be confirmed or accepted by us if and so long as the effectiveness of our registration statement, or any necessary amendments thereto, covering such stock, shall be suspended under any of the provisions of the Act; provided, however, that nothing in this paragraph numbered 12 contained shall in any way restrict or limit or have any application to or bearing upon our obligation to redeem shares of our capital stock from any stockholder in accordance with the provisions of our Articles of Incorporation. We will use our best efforts at all times to have shares effectively registered under the Act.

     13.  We agree to advise you immediately:

     (a) of any request by the Securities and Exchange Commission for amendments to our registration statement or prospectus or for additional information;

     (b) in the event of the issuance by the Securities and Exchange Commission of any stop order suspending the effectiveness of our registration statement or prospectus or the initiation of any proceeding for that purpose.

     (c) of the happening of any material event which makes untrue any statement in our registration statement or prospectus of which requires the making of a change in either thereof in order to make the statements therein not misleading, and

     (d) of all action of the Securities and Exchange Commission with respect to any amendments to our registration statement or prospectus which may from time to time be filed with the Securities and Exchange Commission under the Act.

     14. You are authorized, as our agent, to accept offers for resale to us and to repurchase shares of our capital stock upon such terms and conditions as our Board of Directors by resolution shall determine. At least once on each business day on which the New York Stock Exchange is open for trading we shall determine and promptly thereupon furnish to you a statement of the price at which such repurchases may be made during the period or periods specified in such statement and, upon your request, we shall advise you of the price at which such repurchase may be made at other times. Insofar as they concern us we agree to comply with all applicable laws, rules and regulations, including without limiting the generality of the foregoing, all rules or regulations made or adopted pursuant to Section 22 of the Investment Company Act of 1940 by the Securities and Exchange Commission or any securities association registered under the Securities and Exchange Act of 1934.

     15. You may, if you so desire, appoint or employ agents, at your own cost and expense, to assist in the carrying out of your obligations hereunder, but no such appointment or employment shall in any way relive you of any of your responsibilities or obligations to us hereunder.

     16. Subject to the provisions of paragraph numbered 9 hereof, this agreement shall continue in effect until such time as there shall then remain no unsold balance of our shares of capital stock effectively registered under the Act; provided, however, that this agreement shall continue in effect for a period of more than two years from the date hereof only so long as such continuance is specifically approved at least annually by a majority of the Directors who are not parties to the contract or interested persons of any such party; and by approval of a majority of the entire Board or by vote of a majority of our outstanding voting securities (as defined in the Investment Company Act of 1940); provided further that this agreement shall automatically terminate in the event of its assignment (as defined in said Investment Company
Act); and provided, in any event, that this agreement may be terminated at any time by us or by you without penalty upon sixty days' written notice to the other.


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Please confirm that the foregoing is in accordance with your understanding by indicating your acceptance hereof at the place below indicated, whereupon it shall become a binding agreement between us.



                                     Very truly yours,

                                     STATE BOND EQUITY FUNDS, INC.


                                     By: /s/ Edward L. Zeman
                                         -------------------------

                                         Its:  Vice President
                                               --------------



                                     SBM FINANCIAL SERVICES, INC.


                                     By: /s/ John R. McGeeney
                                         -------------------------

                                         Its:  Secretary
                                               ---------